Exhibit 21

List of Subsidiaries

The following table shows all direct and indirect subsidiaries of the registrant except (1) subsidiaries which, considered in the aggregate as a single subsidiary, do not constitute a significant subsidiary, and (2) certain consolidated wholly-owned multiple subsidiaries carrying on the same line of business, as to which certain summary information appears below.

Subsidiary	Jurisdiction of Incorporation or Organization
EnFlex Corporation	Delaware
MEMC Asia-Pacific Holdings BV	The Netherlands
MEMC Electronic Materials France SarL	France
MEMC Electronic Materials, GmbH	Germany
MEMC Electronic Materials Sales, Sdn. Bhd.	Malaysia
MEMC Electronic Materials, Sdn. Bhd.	Malaysia
MEMC Electronic Materials, S.p.A.	Italy
MEMC Electronic Materials (UK) Ltd.	United Kingdom
MEMC Enterprise Consulting Shanghai Co. Ltd.	China
MEMC Holding B.V.	The Netherlands
MEMC Holdings Corporation	Delaware
MEMC International Finance SarL	Luxembourg
MEMC International, Inc.	Delaware
MEMC Ipoh Sdn Bhd.	Malaysia
MEMC Japan Ltd.	Japan
MEMC Korea Company	South Korea
MEMC Kulim Electronic Materials, Sdn. Bhd.	Malaysia
MEMC Luxembourg SarL	Luxembourg
MEMC Pasadena, Inc.	Delaware
MEMC Singapore Pte. Ltd.	Singapore
MEMC Solar Services India Private Limited	India
NVT, LLC • 2 wholly-owned subsidiaries operating in the provision of solar energy services in the U.S.	Delaware
Parsosy Borges Blanques I, S.L.	Spain
Parsosy Junedo, S. L.	Spain

SunEdison Development, LLC • 21 jointly-owned subsidiaries operating in the provision of solar energy services in the U.S.	Delaware
SunEdison Community Development Fund LLC	Delaware
SunEdison Contracting, LLC • 8 wholly-owned subsidiaries operating in the provision of solar energy services in the U.S.	Delaware
SunEdison Hawaii, LLC	Delaware
SunEdison Holdings, LLC	Delaware
SunEdison Holdings II, LLC • 75 wholly-owned subsidiaries operating in the provision of solar energy services in the U.S.	Delaware
SunE NMTC Partners LLC	Delaware
SunE Ontario Electric Company, LLC (50% owned)	Delaware
SunE Solar Electric Company, LLC (50% owned)	Delaware
SunE Solar III, LLC • 29 wholly-owned subsidiaries operating in the provision of solar energy services in the U.S.	Delaware
SunE Alamosa1 Holdings, LLC • 1 wholly-owned subsidiary operating in the provision of solar energy services in the U.S.	Delaware

SunE Solar BV

Includes 58 wholly-owned subsidiaries operating in the provision of solar energy services in:

•   France (2 subsidiaries)

•   Germany (4 subsidiaries)

•   Israel (2)

•   Italy (40 subsidiaries)

•   the Netherlands (2 subsidiaries)

•   Puerto Rico (2 subsidiary)

•   Spain (4)

•   United Arab Emirates (1 subsidiary)

The Netherlands
SunE DDR PR, LLC	Delaware
SunE PRASA, LLC	Delaware
SunE PR Holdings, LLC • 3 wholly-owned subsidiaries operating in the provision of solar energy services in Puerto Rico	Delaware
SunEdison Canada, LLC • 20 wholly-owned subsidiaries operating in the provision of solar energy services in Canada	Delaware
SunEdison International, LLC	Delaware
SunE Solar IV, LLC • 3 wholly-owned subsidiaries operating in the provision of solar energy services in the U.S.	Delaware
SunE Solar V, LLC • 3 wholly-owned subsidiaries operating in the provision of solar energy services in the U.S.	Delaware
SunE Solar VI, LLC	Delaware

• 1 wholly-owned subsidiary operating in the provision of solar energy services in the U.S.
SunE Solar VII, LLC • 1 wholly-owned subsidiary operating in the provision of solar energy services in the U.S.	Delaware
SunE Solar VIII, Inc. • 7 wholly-owned subsidiaries operating in the provision of solar energy services in the U.S.	Delaware
SunEdison NLB, LLC	Delaware
SunE Origination1, LLC	Delaware
SunE REC Origination1, LLC	Delaware
SunEdison Origination1, LLC	Delaware
SunE REC Origination1, LLC	Delaware
SunEdison Origination2, LLC	Delaware
SunEdison Origination3, LLC	Delaware
SunE Solar VIII, LLC • 7 wholly-owned subsidiary operating in the provision of solar energy services in the U.S.	Delaware
SunE SPS Holdings, LLC • 5 wholly-owned subsidiaries operating in the provision of solar energy services in the U.S.	Delaware
Taisil Electronic Materials Corporation	Taiwan